UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 18, 2022

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On April 18, 2022, Scott E. Schara, Chief Commercial Officer of Forward Air Corporation (the “Company”), notified the Company of his decision to resign from his position, effective as of April 30, 2022. Mr. Schara indicated that while he remains supportive of the Company’s strategy and leadership team, he was presented with a unique opportunity that prompted his decision to resign and take a new role. During his employment, Mr. Schara worked closely with Tom Schmitt, the Company’s Chief Executive Officer, to build the Company’s sales and marketing team, and in the interim following Mr. Schara’s departure, Mr. Schmitt will lead that team.

In connection with his departure, Mr. Schara and the Company will enter into a Separation and General Release Agreement (the “Agreement”), pursuant to which, in exchange for Mr. Schara’s full release of all claims against the Company associated with his employment with the Company, the Company will, among other things, agree to waive enforcement of the non-competition provisions of the Participation and Restrictive Covenants Agreement between the Company and Mr. Schara. Pursuant to the Agreement, Mr. Schara will also be bound by restrictive covenants concerning non-solicitation of certain customers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: April 21, 2022	By:	/s/ Thomas Schmitt
Thomas Schmitt President and Chief Executive Officer